EXHIBIT 23.2

DICK COOK SCHULLI
Chartered Accountants
Suite 555, 999-8th Street, N.W.
Calgary, Alberta T2R 1J5

September 8, 1998


Securities and Exchange Commission
Washington, D.C.  20549

RE: Wolf Industries, Inc.

Dear Sir or Madam:

We have prepared the auditor's report and the audited financial statements for Wolf Industries, Inc., for the fiscal year ended December 31, 1997 included in said Company's Annual Report on Form 10-KSB and do hereby consent to the incorporation by reference of our auditor's report and audited financial statements in the Company's registration statement on Form S-8 in which this consent is included as an exhibit.

Very truly yours,



/s/Dick Cook Schulli
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DICK COOK SCHULLI